UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 21, 2026

Nuveen Churchill Private Capital Income Fund
(Exact name of registrant as specified in its charter)

Delaware	000-56412	88-6187397
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

375 Park Avenue, 9th Floor, New York, NY	10152
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 207-2003

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07    Submission of Matters to a Vote of Security Holders.
Results of Annual Meeting of Shareholders

On May 21, 2026, Nuveen Churchill Private Capital Income Fund (the “Fund”) held its virtual 2026 annual meeting of shareholders (the “Annual Meeting”). Shareholders of record at the close of business on March 31, 2026 (the “Record Date”) were entitled to vote at the Annual Meeting. As of the Record Date, there were 1,903,144 Class S shares of beneficial interest, 1,333,519 Class D shares of beneficial interest, and 58,785,120 Class I shares of beneficial interest outstanding and entitled to vote. A quorum consisting of 37,589,857 shares of beneficial interest of the Fund were present or represented by proxy at the Annual Meeting.

The Fund’s shareholders voted on and approved one proposal at the Annual Meeting. The final voting results from the Annual Meeting were as follows:

Proposal 1 – Election of Six Trustees

The following individuals, constituting all of the trustee nominees named in the Fund’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on April 6, 2026, were elected to serve as trustees of the Fund until the Fund’s 2027 annual meeting of shareholders or until their respective successor is duly elected and qualified. The following votes were taken in connection with this proposal:

Trustee Nominee	Votes For	Votes Withheld
Kenneth Kencel	37,564,790	25,067
William Huffman	37,564,790	25,067
Stephen Potter	37,565,817	24,040
James Ritchie	37,565,817	24,040
Dee Dee Sklar	37,568,924	20,933
Sarah Smith	37,568,924	20,933

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nuveen Churchill Private Capital Income Fund

Date: May 28, 2026	By:	/s/ Kenneth J. Kencel
Kenneth J. Kencel Chief Executive Officer and President